EXHIBIT 23A

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of AutoInfo, Inc. for the year ended December 31, 1999, of our report dated March 7, 2000, except for Note 11, as to which the date is April 6, 2000 on the financial statements of AutoInfo, Inc. for the year ended December 31, 1999 by reference to the Registration Statement under the Securities Act of 1933 (File No. 33-34442) of AutoInfo, Inc.


Dworken, Hillman, LaMorte & Sterczala PC

New York, New York
April 13, 2000